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                                                                    EXHIBIT 21.1

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

                            WORLDWIDE SUBSIDIARY LIST

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
                                                                PERCENTAGE      STATE/COUNTRY OF
                                                                 OWNERSHIP        INCORPORATION
                                                                ----------      ----------------
Fairchild Semiconductor Corporation                                100%            Delaware
Fairchild Semiconductor Corporation of California                  100%            Delaware
Fairchild Semiconductor Limited                                    100%            United Kingdom
Fairchild Semiconductor GmbH                                       100%            Germany
Fairchild Semiconductor Srl                                        100%            Italy
Fairchild Semiconductor Japan Ltd.                                 100%            Japan
Fairchild Semiconductor Hong Kong Limited                          100%            Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited               100%            Hong Kong
Fairchild Semiconductor Asia Pacific Pte. Ltd.                     100%            Singapore
Fairchild Semiconductor (Malaysia) Sdn. Bhd.                       100%            Malaysia
Fairchild Korea Semiconductor Ltd.                                 100%            South Korea
Fairchild Korea Trading Company                                    100%            South Korea
Kota Microcircuits, Inc.                                           100%            Colorado
Fairchild Semiconductors de Mexico S.de R.L. de C.V.               100%            Mexico
Fairchild Semiconductor S.A.S.                                     100%            France
QT Optoelectronics, Inc.                                           100%            Delaware
QT Optoelectronics                                                 100%            California
Fairchild Semiconductor (Optoelectronics) Sdn. Bhd.                100%            Malaysia
QT Optoelectronics (S) Pte. Ltd.                                   100%            Singapore
Fairchild Semiconductor (Wuxi) Co. Ltd.                            100%            P.R. China
Fairchild Semiconductor Mauritius Ltd.                             100%            Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.                   100%            Mauritius
Fairchild Semiconductor Mauritius (Consultancy) Ltd.               100%            Mauritius
Fairchild Semiconductor (Suzhou) Co., Ltd.                         100%            P.R. China
Fairchild Semiconductor (Shanghai) Co.,Ltd.                        100%            P.R. China
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